As filed with the Securities and Exchange Commission on July 16, 2012

File No. 333-34540

File No. 333-103248

File No. 333-127113

File No. 333-136570

File No. 333-153213

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-34540

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-103248

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-127113

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-136570

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-153213

UNDER

THE SECURITIES ACT OF 1933

KNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

52-2424258

(I.R.S. Employer Identification No.)

1241 O.G. Skinner Drive
West Point, GA 31833	31833
(Address of Principal Executive Offices)	(Zip Code)

Knology, Inc. 1995 Stock Option Plan

Knology, Inc. 1999 Long-Term Incentive Plan

Knology, Inc. 2002 Long-Term Incentive Plan

Knology, Inc. Amended and Restated 2002 Long-Term Incentive Plan

Knology, Inc. 2006 Incentive Plan

Knology, Inc. 2008 Incentive Plan

(Full titles of the plans)

Chad S. Wachter

Vice President, General Counsel and Secretary

KNOLOGY, INC.

1241 O.G. Skinner Drive

West Point, Georgia 31833

(706) 645-8553

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Lesley H. Solomon, Esq.

Alston & Bird LLP

One Atlantic Center

1201 West Peachtree Street, NW

Atlanta, Georgia 30309-3424

(404) 881-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

TERMINATION OF REGISTRATION

These Post-Effective Amendments relate to the following Registration Statements on Form S-8 (the “Registration Statements”), filed by Knology, Inc., a Delaware corporation (the “Company”) with the Securities and Exchange Commission:

•	Registration No. 333-34540 filed on Form S-8 on April 11, 2000, which registered the offering of 14,648,868 shares of the Company’s common stock, par value $0.01 (“Common Stock”);

•	Registration No. 333-103248 filed on Form S-8 on February 14, 2003, which registered the offering of 20,000,000 shares of Common Stock;

•	Registration No. 333-127113 filed on Form S-8 on August 2, 2005, which registered the offering of 1,000,000 shares of Common Stock;

•	Registration No. 333-136570 filed on Form S-8 on August 11, 2006, which registered the offering of 2,000,000 shares of Common Stock; and

•	Registration No. 333-153213 filed on Form S-8 on August 27, 2008, which registered the offering of 3,750,000 shares of Common Stock.

On April 18, 2012, the Company entered into an Agreement and Plan of Merger with WideOpenWest Finance, LLC (“WOW”) and Kingston Merger Sub, Inc., a wholly-owned subsidiary of WOW (“Merger Sub”), pursuant to which the Merger Sub will be merged with and into the Company, with the Company surviving as a wholly-owned subsidiary of WOW (the “Merger”).

In connection with the Merger, the offerings pursuant to the Registration Statements have been terminated. The Registrant hereby removes from registration any of the securities registered under the Registration Statements that remain unsold under the above listed Registration Statements as of the filing date of these Post-Effective Amendments.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of West Point, state of Georgia, on this 16th day of July, 2012.

KNOLOGY, INC.

By:	/s/ Rodger L. Johnson
Rodger L. Johnson Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, these Post-Effective Amendments to the Registration Statements have been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Rodger L. Johnson Rodger L. Johnson	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	July 16, 2012

/s/ Robert K. Mills Robert K. Mills	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 16, 2012

Alan A. Burgess	Director

* Donald W. Burton	Director	July 16, 2012

O. Gene Gabbard	Director

* Campbell B. Lanier, III	Director	July 16, 2012

* William H. Scott III	Director	July 16, 2012

*By:	/s/ Chad S. Wachter
Chad S. Wachter Attorney-in-fact

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